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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 20, 2000
                                                 -------------

                         AK STEEL HOLDING CORPORATION
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            (Exact name of registrant as specified in its charter)


      Delaware             File No. 1-13696             31-1401455
------------------      ------------------------      -----------------
(State or other         (Commission file number)       (IRS employer
jurisdiction of                                        identification
incorporation)                                             number)


    703 Curtis Street, Middletown, Ohio                    45043
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(Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code: 513-425-5000
                                                    ------------

                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
         ------------

     Filed herewith is a copy of a Press Release, dated July 20, 2000, issued by AK Steel Holding Corporation (the "Company")to announce second quarter results. Operating profit equaled $115.6 million, or $68 per ton shipped, the best quarterly operating profit per ton performance for the Company since the fourth quarter of 1998. Net sales for the 2000 second quarter were a record $1,226.1 million, an increase of more than 10% over the 1999 second quarter. The Company said its average flat-rolled selling price in the quarter was $702 per ton, an increase of about $77 per ton from a year ago.

     The Company's Board of Directors also declared a regular quarterly common stock dividend of $0.125 per share, payable on August 23, 2000, to shareholders of record on July 26, 2000; and a regular quarterly dividend of $0.90625 per share on its Series B $3.625 Cumulative Convertible Preferred Stock, payable September 30, 2000 to shareholders of record on August 31, 2000.



Item 7.  Exhibit.
         -------

          (a) Financial Statements of business acquired:

              Not applicable.

          (b) Pro Forma financial information:

              Not applicable.

          (c) Exhibit:

              (1)  Press Release, dated July 20, 2000
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                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              AK STEEL HOLDING CORPORATION


                              /s/  Brenda S. Harmon
                                   -------------------------
                                   Brenda S. Harmon
                                   Secretary


Dated:  July 20, 2000
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                         AK STEEL HOLDING CORPORATION


                                   FORM 8-K

                                CURRENT REPORT

                                 Exhibit Index


Exhibit No.  Description                                Page
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 (1)         Press Release, dated July 20, 2000           5